Exhibit 99.1

Visa Inc. Reports Fiscal Second Quarter 2016 Results

•	GAAP quarterly net income of $1.7 billion or $0.71 per share including a non-recurring, non-operating gain related to currency forward contracts

•	Adjusted quarterly net income of $1.6 billion or $0.68 per share excluding a non-recurring, non-operating gain related to currency forward contracts

San Francisco, CA, April 21, 2016 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal second quarter 2016. GAAP net income for the quarter, inclusive of a non-recurring, non-operating gain related to currency forward contracts, was $1.7 billion, or $0.71 per share. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

During the fiscal second quarter, the Company entered into currency forward contracts to mitigate a portion of the foreign currency exchange rate risk associated with the upfront cash consideration to be paid in the anticipated Visa Europe acquisition. As a result, the Company recorded non-recurring, net unrealized gains of $116 million in non-operating income. Excluding this non-operating gain, adjusted net income for the quarter was $1.6 billion, an increase of 5% over the prior year. Adjusted earnings per share was $0.68, an increase of 7% nominally, or 12% in constant dollars, over the prior year. The Company’s adjusted quarterly net income and earnings per share are non-GAAP financial measures that are reconciled to their most directly comparable U.S. GAAP financial measures in the accompanying financial tables.

Net operating revenue in the fiscal second quarter of 2016 was $3.6 billion, an increase of 6% nominally or 9% on a constant dollar basis over the prior year, driven by continued growth in processed transactions and nominal payments volume. Currency rate shifts versus the prior year negatively impacted reported net operating revenue growth by approximately 3 percentage points.

“Visa reported solid financial results in the fiscal second quarter. The continued headwinds of the strong U.S. dollar, lower oil prices, and an uneven global economy are driving continued weak cross-border spend, but domestic spend continues at reasonably strong levels consistent with last quarter. In fact, most of our growth metrics look very similar to what we saw last quarter. The U.S. consumer remains strong, but we see weakness in China, Brazil, and oil based economies. Since we are not seeing any material improvements in economic trends, we are cautious as we head into the second half of fiscal 2016. The continued headwinds we see do not take away from the underlying growth in our business and our continued conviction in the great opportunities to grow global penetration of electronic payments for years to come,” said Charlie Scharf, Chief Executive Officer of Visa Inc.

Fiscal Second Quarter 2016 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2015 on which fiscal second quarter service revenue is recognized, was 12% over the prior year at $1.3 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2016, was 12% over the prior year at $1.3 trillion.

Cross-border volume growth, on a constant dollar basis, was 5% for the three months ended March 31, 2016.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended March 31, 2016, were 18.5 billion, a 9% increase over the prior year.

Fiscal second quarter 2016 service revenues were $1.7 billion, an increase of 8% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 10% over the prior year to $1.5 billion. International transaction revenues grew 8% over the prior year to $1.0 billion. Other revenues were $198 million, a decrease of 3% over the prior year. Client incentives, which are a contra revenue item, were $789 million and represent 17.9% of gross revenues.

Total operating expenses were $1.2 billion in the fiscal second quarter, a 6% increase over the prior year, primarily due to increases in personnel, general and administrative, and network and processing expenses.

The Company recognized interest expense of $125 million for the quarter ended March 31, 2016 as a result of the issuance of approximately $16.0 billion of fixed-rate senior notes in the quarter ended December 31, 2015.

The effective tax rate was 30.1% for the quarter ended March 31, 2016.

Cash, cash equivalents, and available-for-sale investment securities were $23.4 billion at March 31, 2016.

The weighted-average number of diluted shares of class A common stock outstanding was 2.4 billion for the quarter ended March 31, 2016.

Notable Events:

During the three months ended March 31, 2016, the Company repurchased 24.2 million shares of class A common stock, at an average price of $72.23 per share, using $1.8 billion of cash on hand. Fiscal year to date through March 31, 2016, the Company repurchased a total of 49.9 million shares of class A common stock, at an average price of $75.47 per share, using $3.8 billion of cash on hand. The Company has $4.0 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current program.

On April 20, 2016, the board of directors declared a quarterly cash dividend of $0.14 per share of class A common stock (determined in the case of class B and C common stock on an as-converted basis) payable on June 7, 2016, to all holders of record of the Company’s class A, B and C common stock as of May 13, 2016.

Financial Outlook for Fiscal Full-Year 2016:

Visa Inc. reaffirms its financial outlook for the following metrics for fiscal full-year 2016:

•	Annual operating margin: Mid 60s; and

•	Annual free cash flow: About $7 billion.

Visa Inc. updates its financial outlook for the following metrics for fiscal full-year 2016:

•	Annual net revenue growth: 7% to 8% range on a constant dollar basis, with an expectation of about 3 percentage points of negative foreign currency impact;

•	Client incentives as a percentage of gross revenues: High-end of the 17.5% to 18.5% range;

•	Adjusted effective tax rate: About 30%; and

•	Annual adjusted diluted class A common stock earnings per share growth: Low double-digits on a constant dollar basis, with an expectation of about 4 percentage points of negative foreign currency impact. This now includes interest expense of about $390 million, or over 9 cents of earnings per share, which equates to almost 4 percentage points of reduced year-over-year growth.

Note: The financial outlook for fiscal full-year 2016 excludes any impact from the Visa Europe transaction.

Fiscal Second Quarter 2016 Earnings Results Conference Call Details: Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks — VisaNet — that is capable of handling more than 65,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead of time with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This Press Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “estimates,” “expectation,” “outlook”, “may,” “projects,” “could,” “should,” “will,” “will continue” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, tax rate, earnings per share, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	increased regulation of fees, transaction routing, payment card practices or other aspects of the payments industry in the U.S., including new or revised regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the U.S.;

•	increased government support of national payment networks outside the U.S.; and

•	increased regulation of consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone, the U.S. and in other advanced and emerging markets;

•	general economic, political and social conditions in mature and emerging markets globally;

•	general stock market fluctuations which may impact consumer spending;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	the transaction with Visa Europe may not be consummated on the terms currently contemplated or at all;

•	Visa Europe’s business may not be successfully integrated with our business or we may not achieve the anticipated benefits of the transaction;

•	the costs and risks associated with the transaction with Visa Europe;

•	matters arising in connection with Visa Europe’s or our efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

•	various other factors, including those more fully described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2015, and our subsequent reports on Forms 10-Q and 8-K.

You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Connie Kim, 212-521-3962, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2016	September 30, 2015
	(in millions, except par value data)
Assets
Cash and cash equivalents	$15,943	$3,518
Restricted cash—litigation escrow	1,061	1,072
Investment securities:
Trading	69	66
Available-for-sale	3,885	2,431
Settlement receivable	414	408
Accounts receivable	944	847
Customer collateral	1,050	1,023
Current portion of client incentives	291	303
Prepaid expenses and other current assets	646	353

Total current assets	24,303	10,021
Investment securities, available-for-sale	3,577	3,384
Client incentives	540	110
Property, equipment and technology, net	1,883	1,888
Other assets	852	778
Intangible assets, net	11,335	11,361
Goodwill	11,836	11,825

Total assets	$54,326	$39,367

Liabilities
Accounts payable	$90	$127
Settlement payable	723	780
Customer collateral	1,050	1,023
Accrued compensation and benefits	376	503
Client incentives	1,132	1,049
Accrued liabilities	741	849
Accrued litigation	1,013	1,024

Total current liabilities	5,125	5,355
Long-term debt	15,876	—
Deferred tax liabilities	3,256	3,273
Other liabilities	938	897

Total liabilities	25,195	9,525

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,905 and 1,950 shares issued and outstanding at March 31, 2016 and September 30, 2015, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2016 and September 30, 2015	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 19 and 20 shares issued and outstanding at March 31, 2016 and September 30, 2015, respectively	—	—
Additional paid-in capital	17,645	18,073
Accumulated income	11,582	11,843
Accumulated other comprehensive loss, net:
Investment securities, available-for-sale	40	5
Defined benefit pension and other postretirement plans	(126)	(161)
Derivative instruments classified as cash flow hedges	(9)	83
Foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive loss, net	(96)	(74)

Total equity	29,131	29,842

Total liabilities and equity	$54,326	$39,367

VISA INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,699	$1,577	$3,344	$3,115
Data processing revenues	1,473	1,340	2,952	2,723
International transaction revenues	1,045	964	2,076	1,934
Other revenues	198	204	396	408
Client incentives	(789)	(676)	(1,577)	(1,389)

Total operating revenues	3,626	3,409	7,191	6,791

Operating Expenses
Personnel	528	483	1,027	992
Marketing	186	190	380	395
Network and processing	126	109	254	223
Professional fees	66	77	138	147
Depreciation and amortization	121	125	241	245
General and administrative	164	141	320	267
Litigation provision	1	3	1	3

Total operating expenses	1,192	1,128	2,361	2,272

Operating income	2,434	2,281	4,830	4,519

Non-operating Income
Interest expense	(132)	(7)	(161)	(10)
Other	139	8	411	35

Total non-operating income	7	1	250	25

Income before income taxes	2,441	2,282	5,080	4,544
Income tax provision	734	732	1,432	1,425

Net income	$1,707	$1,550	$3,648	$3,119

Basic earnings per share
Class A common stock	$0.71	$0.63	$1.51	$1.27

Class B common stock	$1.17	$1.04	$2.49	$2.09

Class C common stock	$2.85	$2.53	$6.05	$5.06

Basic weighted-average shares outstanding
Class A common stock	1,909	1,963	1,923	1,969

Class B common stock	245	245	245	245

Class C common stock	19	20	19	21

Diluted earnings per share
Class A common stock	$0.71	$0.63	$1.51	$1.26

Class B common stock	$1.17	$1.04	$2.49	$2.08

Class C common stock	$2.84	$2.52	$6.04	$5.05

Diluted weighted-average shares outstanding
Class A common stock	2,401	2,460	2,416	2,469

Class B common stock	245	245	245	245

Class C common stock	19	20	19	21

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended March 31,
	2016	2015
	(in millions)
Operating Activities
Net income	$3,648	$3,119
Adjustments to reconcile net income to net cash provided by operating activities:
Client incentives	1,577	1,389
Fair value adjustment for the Visa Europe put option	(255)	—
Share-based compensation	97	93
Excess tax benefit for share-based compensation	(43)	(70)
Depreciation and amortization of property, equipment, technology and intangible assets	241	245
Deferred income taxes	(29)	173
Other	17	15
Change in operating assets and liabilities:
Settlement receivable	(6)	107
Accounts receivable	(97)	(74)
Client incentives	(1,912)	(1,479)
Other assets	(397)	(467)
Accounts payable	(34)	(44)
Settlement payable	(57)	(206)
Accrued and other liabilities	81	262
Accrued litigation	(12)	(324)

Net cash provided by operating activities	2,819	2,739

Investing Activities
Purchases of property, equipment, technology and intangible assets	(250)	(202)
Proceeds from sales of property, equipment and technology	—	10
Investment securities, available-for-sale:
Purchases	(17,437)	(1,267)
Proceeds from maturities and sales	15,860	895
Acquisition of business	(14)	—
Purchases of / contributions to other investments	(9)	(2)
Proceeds / distributions from other investments	4	9

Net cash used in investing activities	(1,846)	(557)

Financing Activities
Repurchase of class A common stock	(3,765)	(1,855)
Dividends paid	(676)	(591)
Proceeds from issuance of senior notes	15,971	—
Debt issuance costs	(96)	—
Payments from litigation escrow account—U.S. retrospective responsibility plan	11	321
Cash proceeds from issuance of common stock under employee equity plans	49	46
Restricted stock and performance-based shares settled in cash for taxes	(85)	(106)
Excess tax benefit for share-based compensation	43	70

Net cash provided by (used in) financing activities	11,452	(2,115)

Effect of exchange rate changes on cash and cash equivalents	—	1

Increase in cash and cash equivalents	12,425	68
Cash and cash equivalents at beginning of year	3,518	1,971

Cash and cash equivalents at end of period	$15,943	$2,039

Supplemental Disclosure
Income taxes paid, net of refunds	$1,501	$1,376
Net unrealized gains on currency forward contracts	$116	$—
Accruals related to purchases of property, equipment, technology and intangible assets	$38	$26

VISA INC.

FISCAL 2016 AND 2015 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2016 Quarter Ended		Fiscal 2015 Quarter Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(in millions)
Operating Revenues
Service revenues	$1,699	$1,645	$1,637	$1,550	$1,577
Data processing revenues	1,473	1,479	1,429	1,400	1,340
International transaction revenues	1,045	1,031	1,091	1,039	964
Other revenues	198	198	216	199	204
Client incentives	(789)	(788)	(802)	(670)	(676)

Total operating revenues	3,626	3,565	3,571	3,518	3,409

Operating Expenses
Personnel	528	499	521	566	483
Marketing	186	194	253	224	190
Network and processing	126	128	134	117	109
Professional fees	66	72	107	82	77
Depreciation and amortization	121	120	119	130	125
General and administrative	164	156	143	137	141
Litigation provision	1	—	11	—	3

Total operating expenses	1,192	1,169	1,288	1,256	1,128

Operating income	2,434	2,396	2,283	2,262	2,281

Non-operating Income (Expense)
Interest expense	(132)	(29)	—	8	(7)
Other	139	272	—	(102)	8

Total non-operating income (expense)	7	243	—	(94)	1

Income before income taxes	2,441	2,639	2,283	2,168	2,282
Income tax provision	734	698	771	471	732

Net income	$1,707	$1,941	$1,512	$1,697	$1,550

VISA INC.

RECONCILIATION OF NON-GAAP FINANCIAL RESULTS

(UNAUDITED)

The Company’s financial results during the first half of fiscal 2016 reflect the impact of significant non-operating items that the Company does not believe are indicative of its operating performance, as they are either non-recurring or have no cash impact. As such, the Company believes the presentation of adjusted financial results excluding the following two items provides a clearer understanding of its operating performance for the periods presented. There were no comparable adjustments recorded during the three or six months ended March 31, 2015.

•	Net unrealized gains on currency forward contracts. During the second quarter of fiscal 2016, the Company entered into currency forward contracts to mitigate a portion of the foreign currency exchange rate risk associated with the upfront cash consideration to be paid in the anticipated Visa Europe acquisition. As a result, the Company recorded non-recurring, net unrealized gains of $116 million, before tax, in non-operating income. Net of related tax expense, determined by applying applicable federal and state tax rates, the impact to income was $81 million.

•	Revaluation of Visa Europe put option (the “Put”). During the first quarter of fiscal 2016, the Company recorded a decrease of $255 million in the fair value of the Put, resulting in the recognition of non-cash, non-operating income in its financial results. This amount is not subject to income tax and therefore has no impact on the reported income tax provision.

Adjusted net income, effective income tax rate and diluted earnings per share are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles the as-reported net income, effective income tax rate and diluted earnings per share, which are calculated in accordance with U.S. GAAP, to the respective non-GAAP adjusted financial measures for the three and six months ended March 31, 2016:

	Three Months Ended March 31, 2016			Six Months Ended March 31, 2016
	Net Income	Effective Income Tax Rate(1)	Diluted Earnings per Share(1)	Net Income	Effective Income Tax Rate(1)	Diluted Earnings per Share(1)
	(in millions, except percentages and per share data)
As reported	$1,707	30%	$0.71	$3,648	28%	$1.51
Net unrealized gains on currency forward contracts	(81)	— %	(0.03)	(81)	— %	(0.03)
Revaluation of Visa Europe put option	—	— %	—	(255)	2%	(0.11)

As adjusted	$1,626	30%	$0.68	$3,312	30%	$1.37

Diluted weighted-average shares outstanding, as reported			2,401			2,416

(1)	Figures in the table may not recalculate exactly due to rounding. Effective income tax rate and diluted earnings per share figures are calculated based on unrounded numbers.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended March 31, 2016, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2016 and 2015, for cards carrying the Visa, Visa Electron and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended March 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$513	3.6%	9.3%	$378	10.1%	15.0%	4,749	$135	-11.1%	-3.9%	1,008
Canada	51	-5.3%	5.0%	46	-5.6%	4.7%	656	5	-2.2%	8.4%	12
CEMEA	205	-3.2%	8.5%	57	5.0%	17.4%	2,186	148	-5.9%	5.5%	1,160
LAC	204	-16.0%	9.3%	79	-15.4%	14.6%	2,795	125	-16.4%	6.1%	1,081
US	823	10.0%	10.0%	694	10.5%	10.5%	13,570	129	7.4%	7.4%	935

Visa Inc.	1,796	2.5%	9.4%	1,254	7.4%	12.1%	23,957	542	-7.2%	3.6%	4,197
Visa Credit Programs
US	$349	10.5%	10.5%	$334	10.5%	10.5%	4,063	$14	8.6%	8.6%	16
International	477	3.0%	12.5%	447	4.4%	13.7%	6,269	30	-13.7%	-2.6%	150

Visa Inc.	826	6.0%	11.6%	782	6.9%	12.3%	10,332	44	-7.5%	0.7%	166
Visa Debit Programs
US	$475	9.7%	9.7%	$360	10.5%	10.5%	9,506	$115	7.3%	7.3%	919
International	496	-8.2%	5.7%	113	1.5%	16.5%	4,118	383	-10.7%	2.9%	3,111

Visa Inc.	970	-0.2%	7.6%	473	8.2%	11.9%	13,625	498	-7.1%	3.9%	4,030

	For the 3 Months Ended December 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$524	2.5%	10.4%	$387	7.8%	15.6%	4,900	$137	-10.0%	-2.1%	1,003	740	840
Canada	59	-10.7%	5.2%	55	-10.9%	4.9%	723	4	-8.3%	8.0%	11	47	54
CEMEA	228	-13.5%	6.0%	60	-6.8%	12.5%	2,099	168	-15.7%	3.8%	1,236	336	326
LAC	237	-17.0%	10.1%	89	-17.6%	13.9%	2,914	147	-16.7%	8.0%	1,174	416	451
US	842	9.0%	9.0%	714	9.7%	9.7%	13,970	128	5.7%	5.7%	935	648	820

Visa Inc.	1,890	-0.4%	9.0%	1,305	4.9%	11.6%	24,605	584	-10.6%	3.8%	4,359	2,186	2,490
Visa Credit Programs
US	$372	9.1%	9.1%	$358	9.2%	9.2%	4,393	$14	8.0%	8.0%	17	255	336
International	504	-1.1%	12.3%	470	0.7%	13.7%	6,505	34	-20.7%	-3.9%	164	502	561

Visa Inc.	876	3.0%	10.9%	828	4.2%	11.7%	10,898	49	-13.9%	-0.7%	181	758	896
Visa Debit Programs
US	$470	9.0%	9.0%	$356	10.1%	10.1%	9,577	$114	5.5%	5.5%	918	392	484
International	543	-11.8%	6.2%	121	-4.1%	15.1%	4,130	422	-13.7%	3.9%	3,260	1,036	1,110

Visa Inc.	1,013	-3.2%	7.5%	477	6.1%	11.3%	13,707	536	-10.3%	4.2%	4,179	1,429	1,594

Operational Performance Data

	For the 3 Months Ended September 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$510	0.7%	11.0%	$372	5.5%	16.4%	4,670	$138	-10.3%	-1.2%	1,029	738	835
Canada	58	-12.0%	5.2%	54	-12.1%	5.1%	698	5	-11.3%	6.0%	12	43	50
CEMEA	232	-17.1%	9.1%	61	-9.8%	16.9%	1,915	171	-19.4%	6.5%	1,195	333	321
LAC	227	-17.5%	10.8%	85	-18.2%	13.4%	2,704	142	-17.1%	9.3%	1,093	415	450
US	822	8.7%	8.7%	693	9.7%	9.7%	13,661	129	4.0%	4.0%	959	630	802

Visa Inc.	1,849	-1.8%	9.6%	1,265	3.9%	12.0%	23,647	585	-12.3%	4.7%	4,287	2,158	2,459
Visa Credit Programs
US	$359	9.8%	9.8%	$345	10.1%	10.1%	4,221	$14	2.9%	2.9%	18	250	329
International	491	-2.8%	14.0%	456	-0.4%	15.5%	6,212	35	-25.4%	-2.6%	164	499	558

Visa Inc.	850	2.2%	12.2%	800	3.9%	13.1%	10,433	50	-19.0%	-1.1%	181	749	887
Visa Debit Programs
US	$463	7.9%	7.9%	$349	9.2%	9.2%	9,439	$115	4.1%	4.1%	942	380	473
International	536	-13.9%	7.0%	116	-9.0%	12.5%	3,774	420	-15.1%	5.6%	3,165	1,029	1,099

Visa Inc.	999	-5.0%	7.4%	464	4.0%	10.0%	13,214	535	-11.6%	5.2%	4,106	1,410	1,572

	For the 3 Months Ended June 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$510	4.3%	10.9%	$364	7.9%	15.3%	4,394	$145	-3.7%	1.1%	1,003	725	822
Canada	62	-4.9%	6.1%	57	-5.1%	5.9%	680	5	-2.4%	8.9%	12	42	49
CEMEA	238	-13.8%	7.3%	61	-5.9%	15.3%	1,784	177	-16.2%	4.8%	1,195	332	321
LAC	237	-10.8%	11.7%	89	-11.9%	13.1%	2,596	148	-10.1%	10.9%	1,071	415	447
US	810	8.0%	8.0%	683	8.8%	8.8%	13,264	126	3.8%	3.8%	951	628	798

Visa Inc.	1,855	0.6%	9.1%	1,254	5.3%	11.1%	22,719	602	-8.0%	5.1%	4,231	2,141	2,438
Visa Credit Programs
US	$352	11.3%	11.3%	$339	11.7%	11.7%	4,072	$13	3.5%	3.5%	16	246	323
International	491	0.7%	13.0%	453	3.1%	14.6%	5,916	37	-21.6%	-3.7%	160	496	554

Visa Inc.	843	4.9%	12.3%	792	6.6%	13.3%	9,988	51	-16.2%	-1.9%	176	742	877
Visa Debit Programs
US	$457	5.6%	5.6%	$344	6.2%	6.2%	9,192	$113	3.8%	3.8%	935	382	476
International	555	-8.5%	7.4%	117	-4.5%	11.5%	3,539	438	-9.6%	6.4%	3,120	1,017	1,085

Visa Inc.	1,013	-2.7%	6.6%	462	3.2%	7.5%	12,731	551	-7.1%	5.8%	4,055	1,399	1,561

	For the 3 Months Ended March 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$495	2.9%	8.5%	$343	4.8%	11.5%	4,092	$152	-1.2%	2.2%	986	711	809
Canada	54	-5.0%	7.1%	49	-5.3%	6.8%	602	5	-1.7%	10.9%	12	42	49
CEMEA	212	-16.1%	12.3%	54	-8.2%	20.3%	1,615	158	-18.5%	9.8%	1,121	329	323
LAC	243	-2.8%	12.0%	93	-1.0%	12.7%	2,523	149	-3.9%	11.6%	1,042	416	449
US	748	8.4%	8.4%	628	9.2%	9.2%	12,206	120	4.3%	4.3%	890	620	789

Visa Inc.	1,751	1.2%	9.3%	1,168	5.4%	10.4%	21,039	584	-6.2%	6.8%	4,051	2,119	2,418
Visa Credit Programs
US	$316	12.3%	12.3%	$303	12.3%	12.3%	3,623	$13	12.1%	12.1%	15	241	318
International	463	0.1%	10.9%	428	2.7%	12.2%	5,532	35	-24.2%	-3.1%	153	488	546

Visa Inc.	779	4.7%	11.5%	731	6.5%	12.2%	9,155	48	-16.8%	1.1%	168	730	864
Visa Debit Programs
US	$433	5.8%	5.8%	$325	6.6%	6.6%	8,583	$107	3.4%	3.4%	875	379	471
International	540	-6.4%	9.1%	111	-3.6%	11.3%	3,301	429	-7.1%	8.5%	3,008	1,010	1,084

Visa Inc.	972	-1.4%	7.5%	437	3.8%	7.6%	11,884	536	-5.2%	7.4%	3,883	1,389	1,555

Operational Performance Data

	For the 12 Months Ended March 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,056	2.8%	10.4%	$1,501	7.8%	15.6%	18,714	$555	-8.8%	-1.5%	4,042
Canada	230	-8.4%	5.4%	211	-8.6%	5.2%	2,757	19	-6.2%	7.8%	46
CEMEA	902	-12.4%	7.7%	238	-4.8%	15.5%	7,984	664	-14.9%	5.1%	4,787
LAC	905	-15.4%	10.5%	342	-15.9%	13.7%	11,009	563	-15.1%	8.7%	4,419
US	3,297	9.0%	9.0%	2,784	9.7%	9.7%	54,465	512	5.2%	5.2%	3,780

Visa Inc.	7,390	0.2%	9.3%	5,078	5.4%	11.7%	94,928	2,312	-9.6%	4.3%	17,074
Visa Credit Programs
US	$1,432	10.2%	10.2%	$1,375	10.4%	10.4%	16,750	$56	5.7%	5.7%	67
International	1,963	-0.1%	12.9%	1,826	1.9%	14.3%	24,902	137	-20.8%	-3.2%	638

Visa Inc.	3,395	4.0%	11.7%	3,202	5.3%	12.6%	41,652	193	-14.6%	-0.8%	704
Visa Debit Programs
US	$1,865	8.0%	8.0%	$1,409	9.0%	9.0%	37,714	$456	5.2%	5.2%	3,713
International	2,130	-10.7%	6.6%	467	-4.2%	13.9%	15,562	1,663	-12.4%	4.7%	12,656

Visa Inc.	3,995	-2.8%	7.3%	1,876	5.4%	10.2%	53,276	2,119	-9.1%	4.8%	16,370

	For the 12 Months Ended March 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$2,000	5.6%	8.8%	$1,392	8.3%	11.8%	16,099	$608	-0.1%	2.6%	3,829	711	809
Canada	251	-0.5%	7.7%	231	-0.5%	7.7%	2,550	20	-0.3%	7.9%	47	42	49
CEMEA	1,031	-3.4%	14.0%	251	7.3%	24.1%	6,104	780	-6.4%	11.1%	4,684	329	323
LAC	1,069	0.4%	11.7%	407	1.0%	12.4%	10,082	662	0.0%	11.3%	4,244	416	449
US	3,026	9.1%	9.1%	2,539	9.8%	9.8%	49,337	487	5.3%	5.3%	3,699	620	789

Visa Inc.	7,377	4.6%	9.9%	4,819	7.9%	11.0%	84,173	2,557	-1.2%	7.5%	16,503	2,119	2,418
Visa Credit Programs
US	$1,299	12.7%	12.7%	$1,246	12.8%	12.8%	14,888	$53	10.4%	10.4%	65	241	318
International	1,966	3.6%	10.3%	1,793	5.6%	11.5%	22,204	173	-13.5%	-1.5%	686	488	546

Visa Inc.	3,265	7.0%	11.3%	3,039	8.4%	12.1%	37,092	226	-8.9%	1.5%	750	730	864
Visa Debit Programs
US	$1,726	6.5%	6.5%	$1,293	7.1%	7.1%	34,450	$434	4.7%	4.7%	3,634	379	471
International	2,385	0.2%	10.7%	487	7.1%	17.0%	12,631	1,898	-1.4%	9.1%	12,118	1,010	1,084

Visa Inc.	4,112	2.7%	8.7%	1,780	7.1%	9.3%	47,081	2,332	-0.4%	8.2%	15,753	1,389	1,555

Operational Performance Data

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Mar 31, 2016	0%	5%
Dec 31, 2015	-4%	4%
Sep 30, 2015	-4%	5%
Jun 30, 2015	0%	8%
Mar 31, 2015	2%	8%
12 Months Ended
Mar 31, 2016	-2%	5%
Mar 31, 2015	5%	8%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Mar 31, 2016	18,475	9%
Dec 31, 2015	18,986	8%
Sep 30, 2015	18,365	8%
Jun 30, 2015	18,024	8%
Mar 31, 2015	16,980	11%
12 Months Ended
Mar 31, 2016	73,850	8%
Mar 31, 2015	68,233	10%

Operational Performance Data

Footnote

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.

On occasion, previously presented information may be updated. Prior period updates, if any, are not material.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.